Exhibit 5.2

October 26, 2021

RocketFuel Blockchain, Inc.
201 Spear Street, Suite 1100
San Francisco, CA 94105

Re: RocketFuel Blockchain, Inc.

Registration Statement on Form S-1 (File No. 333-260420)

We have acted as counsel to RocketFuel Blockchain, Inc. (the “Company”), a Nevada corporation, in connection with its registration under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2021 and amended by Amendment No. 1 thereto (as so amended, the “Registration Statement”), of (i) shares of the Company’s common stock, par value $0.001 (“Common Stock”), (ii) common warrants to purchase shares of Common Stock (the “Common Warrants”), (iii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), and (iv) Placement Agent’s warrants to purchase shares of Common Stock (the “Placement Agent’s Warrants” and together with the Common Warrants and the Pre-Funded Warrants, the “Warrants”), to be offered and sold at an aggregate price of up to $11,000,000, inclusive of an aggregate of $1,000,000 of Placement Agent’s Warrants and Common Stock issuable upon exercise thereof. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also relied, to the extent we have determined such reliance to be appropriate, without independent investigation and with the permission of Sklar Williams PLLC, on the opinion of Sklar Williams PLLC, dated of even date herewith, as Nevada counsel to the Company, which is filed as Exhibit 5.1 to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including:

(i) the form of Securities Purchase Agreement (the “Securities Purchase Agreement”) proposed to be entered into by and between the Company and the purchasers named therein (the “Purchasers”), relating to the sale by the Company to the Purchasers of the Common Warrants and the Pre-Funded Warrants, filed as Exhibit 10.22 to the Registration Statement;

(ii) the Engagement Letter dated July 9, 2021 (the “Original Engagement Letter”) by and between the Company and the placement agent party thereto (the “Placement Agent”), filed as Exhibit 10.23 to the Registration Statement;

(iii) Amendment No. 1 to the Engagement Letter, by and between the Company and the Placement Agent (together with the Original Engagement Letter, the “Engagement Letter”), filed as Exhibit 10.24 to the Registration Statement;

(iv) the Form of Common Warrant, filed as Exhibit 4.2 to the Registration Statement;

(v) the Form of Pre-Funded Warrant, filed as Exhibit 4.3 to the Registration Statement;

(vi) the Form of Placement Agent Warrant, filed as Exhibit 4.4 to the Registration Statement;

(vii) the Registration Statement and the exhibits thereto; and

(viii)  such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that (a) the Company is, and at all times will be, duly organized and in good standing under the laws of Nevada and has or will have the corporate power and authority, (b) the Company is and will be duly authorized by all requisite corporate action (of the Company’s Board of Directors or otherwise), and will have all approvals necessary under the laws of Nevada, to enter into and perform its obligations under and, in respect of, the Securities Purchase Agreement, the Engagement Letter, the Warrants and all other agreements and instruments under which any such Warrants shall be offered or issued (collectively, with the Warrants, the “Transaction Documents”), and (c) each of the Transaction Documents will be duly executed and delivered under the laws of Nevada (as applicable thereto), and (d) none of the Transaction Documents will violate the laws of Nevada. With respect to all Transaction Documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, of such parties, the due execution and delivery by such parties of such Transaction Documents and that such Transaction Documents constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, and (v) any laws except the laws of the State of New York. In addition, we do not express any opinion with respect to the enforceability of any provision contained in any agreements relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant differences exist between the laws upon which our opinions are based and any other laws which may actually govern.

Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that, in our opinion, provided that (a) the Securities Purchase Agreement shall have been executed and delivered by the Company and the Purchasers, (b) the Warrant Agreement shall have been executed and delivered by the Company and the Warrant Agent, (c) the Warrants shall have been executed and delivered by the Warrant Agent upon payment of the agreed upon consideration therefor, (d) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, and (e) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained:

1. The Pre-Funded Warrants will, upon delivery thereof and payment therefor by the Purchasers in accordance with the Securities Purchase Agreement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. The Common Warrants will, upon delivery thereof and payment therefor by the Purchasers in accordance with the Securities Purchase Agreement, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

3.  The Placement Agent Warrants will, upon delivery in accordance with the Engagement Letter, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Our opinions expressed above are limited to all of the limitations and qualifications contained herein. Our opinions expressed above are limited to the laws of the State of New York, and we do not express any opinion herein concerning any other law. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter occur or be brought to our attention.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering of the Warrants.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Securities Act or included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ KATTEN MUCHIN ROSENMAN LLP

KATTEN MUCHIN ROSENMAN LLP